Exhibit 99.1

KULR Technology Group Expands SafeCASE Application to Transform Battery Storage in eVTOL Manufacturing

SAN DIEGO / GLOBENEWSWIRE / April 08, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, proudly announces a significant expansion in the application of its proprietary and patented SafeCASE technology. In a landmark development, KULR has received an initial award to supply SafeCASES to a leading electric vertical take-off and landing ("eVTOL") company. This partnership underscores the versatility and efficacy of SafeCASE in ensuring the safe handling and transport of batteries across sophisticated production facilities. The contract with this eVTOL manufacturer not only signifies a pivotal shift towards innovative applications of SafeCASE, but also marks KULR's organic growth trajectory through the burgeoning electric aviation sector.

Initially developed for the safe transport of damaged, defective, and recalled batteries to recyclers, SafeCASE is now set to transform and facilitate how batteries are stored during the engineering and production processes in large commercial manufacturing settings.

Michael Mo, CEO of KULR Technology Group, stated, "This partnership represents a milestone for KULR as it showcases our ability to adapt and expand our technology solutions to meet the evolving needs of high-tech industries. By integrating SafeCASE into the eVTOL production process, we are setting a new standard for battery safety and efficiency in one of the most dynamic sectors of the green economy."

The collaboration will initially focus on thermal runaway characterization at the cell level, a critical safety aspect for batteries used in eVTOL aircrafts. This effort is expected to transition into broader product and design opportunities, optimized for generating recurring revenue. KULR's forward-thinking approach aims to address the complex challenges of battery safety and management, offering scalable solutions that enhance operational safety and efficiency.

The adoption of SafeCASE by a leading eVTOL manufacturer is a testament to KULR's commitment to innovation and safety in the electric aviation industry. It underscores the potential of KULR's technologies to contribute significantly to the advancement of sustainable transportation solutions.

The global eVTOL aircraft market is expected to reach USD 52 billion in 2030, with a CAGR of 22.43% during the forecast period 2023-2030.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulrtechnology.com